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                  MOBIL, IRS SETTLE ARAMCO PRICING ISSUE

     FAIRFAX, VA., Aug. 10 -- Mobil Corporation today announced that it has settled several issues with the Internal Revenue Service, most of which were involved in litigation in the United States Tax Court. Included among the settled issues is the so-called "Aramco Advantage" issue. The IRS had asserted that Mobil should have charged its affiliates higher prices than the prices mandated by Saudi Arabia for crude that Mobil bought from the Arabian American Oil Company ("Aramco") during the 1979-1981 period.
     Mobil also noted:
     - The settlement will have no effect on earnings, as the
     federal tax on the agreed-to increase in taxable income was covered by excess foreign tax credits.
     - The adjustment to pricing agreed to as a result of the
     negotiated settlement is substantially less than originally claimed by the IRS.
     - There will be some adjustments to income taxes in states that base their taxes on the federal taxable income. This
     will not impact earnings as reserves are adequate to cover this.
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                                                       08/10/95